SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                    -------------


                                       FORM 8-K


                                    CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d) of the
                           SECURITIES EXCHANGE ACT OF 1934




          Date of Report (Date of earliest event reported): January 4, 1995



                                  AMDURA Corporation
                (Exact name of registrant as specified in its charter)



                    Delaware              1-5027            41-0121800
          (State or other jurisdiction  (Commission        (IRS Employer
               of incorporation)        File Number)   Identification No.)



               900 Main Street South, Suite 2A, Bldg. B
                             Southbury, CT                  06488-0870
               (Address of principal executive offices)     (Zip code)



          Registrant's telephone number, including area code: (203) 262-0570
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          Item 5.   Other Events.

               On January 5, 1995, AMDURA Corporation ("AMDURA") jointly with The Network Company II Limited ("Network") and John W. Gildea ("Gildea"), filed with the Securities and Exchange Commission a Schedule 13D relating to, among other things, AMDURA's acquisition of 100,000 shares, and warrants to purchase an additional 180,000 shares, of Class A Common Stock of Spreckels Industries, Inc. (the "Company"). The filing contained, among other things, the following statements:

                    "On December 30, 1994, AMDURA acquired beneficial
               ownership of the [100,000 shares of Class A Common Stock and warrants exercisable until September 2, 2001 to purchase 180,000 shares of Class A Common Stock for $9.17 per share (together, the "AMDURA Shares")], for aggregate consideration of $1,100,000. Network acquired [its 130,000 shares of Class A Common Stock (the "Network Shares")], prior to the period beginning 60 days prior to December 30, 1994.

                    AMDURA, Network and Gildea have filed this
               Schedule 13D jointly because their common interest in pursuing and promoting the possibility of a business combination of AMDURA and the Company may result in their being considered a "group" formed for the purposes of acquiring, holding or disposing of securities of the Company.

                    During the past several months, several meetings
               have taken place between representatives of AMDURA and those of the Company, as well as between representatives of AMDURA and other stockholders of the Company, regarding a potential business combination of AMDURA and the Company. No agreement or understanding was reached between AMDURA and the Company regarding such a business combination as a result of the discussions between representatives of AMDURA and those of the Company.

                    On January 4, 1995 AMDURA sent a letter to the
               Board of Directors of the Company setting forth a specific proposal for a business combination of AMDURA and the Company.... There can be no assurance that
               AMDURA's proposal will be pursued by the Company, or that the proposal will not be modified, withdrawn or abandoned by AMDURA.

                    AMDURA acquired the AMDURA Shares in order to
               obtain a significant equity position in the Company. Network and Gildea acquired the Network Shares for the purpose of investment. Each of AMDURA and Network has

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               the absolute right to vote its shares of Class A Common
               Stock as it individually determines. AMDURA expects to continually review its equity position in the Company, and to seek one or more meetings with management of the Company and/or other stockholders of the Company in the future in order to pursue its interest in a business combination with the Company or to pursue other matters relating to its equity interest in the Company. AMDURA may also in the future determine to take one or more actions in connection with its equity interest in the Company or otherwise that could include one or more of the transactions described in clauses (a) through (j) of Item 4 of Schedule 13D. Depending upon market conditions and other factors that any of AMDURA, Network or Gildea may deem material to their respective investment and other decisions, any one or more of them may purchase additional shares of Class A Common Stock in the open market, in private transactions or by any other permissible means or may dispose of all or a portion of the shares of Class A Common Stock that are presently owned or hereafter acquired."

               A copy of the January 4, 1995 letter from AMDURA to the Board of Directors of the Company is filed herewith as Exhibit 99.

               John W. Gildea is a director of AMDURA.


          Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

               (c) Exhibits. The following exhibit is filed as part of this Current Report on Form 8-K:

                    Description                                 Exhibit No.
                    -----------                                 -----------
                    Letter, dated January 4, 1995,                   99
                    from AMDURA Corporation to the
                    Board of Directors of Spreckels
                    Industries, Inc.












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                                      SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                  AMDURA CORPORATION



          Date:  January 6, 1995                  By:  /s/ C. David Bushley
                                                  -------------------------

                                                  Title:    Senior Vice
                                                            President,
                                                            Finance and
                                                            Administration
                                                            and Chief
                                                            Financial
                                                            Officer






























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                                    EXHIBIT INDEX


          Exhibit No.              Description          Sequential Page No.
          -----------              -----------          -------------------
              99         Letter, dated January 4, 1995,          6
                         from AMDURA Corporation to the
                         Board of Directors of Spreckels
                         Industries, Inc.